Exhibit 10.67

AMENDMENT

TO

CONSTANT CONTACT, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

The Constant Contact, Inc. 2007 Employee Stock Purchase Plan (the “Plan”), pursuant to Section 16 thereof, is hereby amended as follows:

The second sentence of the introductory paragraph of the Plan is deleted in its entirety and replaced with the following: Seven Hundred Thousand (700,000) shares of Common Stock in the aggregate have been approved for this purpose.

Approved by the Board of Directors on March 8, 2013.

Approved by the Stockholders on May 22, 2013.